    As filed with the Securities and Exchange Commission on February 11, 2000

                                                      Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                PERKINELMER, INC.
             (Exact Name of Registrant as Specified in Its Charter)


         MASSACHUSETTS                                 04-2052042
(State or Other Jurisdiction of                     (I.R.S. Employer
Incorporation or Organization)                    Identification Number)

45 WILLIAM STREET, WELLESLEY, MASSACHUSETTS               02481
  (Address of Principal Executive Offices)              (Zip Code)


           VIVID TECHNOLOGIES, INC. 1989 COMBINATION STOCK OPTION PLAN
               VIVID TECHNOLOGIES, INC. 1996 EQUITY INCENTIVE PLAN
      VIVID TECHNOLOGIES, INC. 1996 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
               VIVID TECHNOLOGIES, INC. 1999 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)


                               TERRANCE L. CARLSON
                            SENIOR VICE PRESIDENT AND
                                 GENERAL COUNSEL
                                PERKINELMER, INC.
                                45 WILLIAM STREET
                         WELLESLEY, MASSACHUSETTS 02481
                     (Name and Address of Agent for Service)

                                 (781) 237-5100
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

                                                                    PROPOSED                  PROPOSED
                TITLE OF                                             MAXIMUM                   MAXIMUM
               SECURITIES                         AMOUNT             OFFERING                 AGGREGATE              AMOUNT OF
                  TO BE                      TO BE REGISTERED         PRICE                   OFFERING              REGISTRATION
               REGISTERED                                           PER SHARE ($)             PRICE ($)                 FEE ($)
               ----------                    ----------------      -------------             ---------                 -------
Vivid Technologies, Inc. 1989                          38,324         22.6968 (3)             869,832.16                229.64
Combination Stock Option Plan, as
amended (1)(2)

                                                                    PROPOSED                  PROPOSED
                TITLE OF                                             MAXIMUM                   MAXIMUM
               SECURITIES                         AMOUNT             OFFERING                 AGGREGATE              AMOUNT OF
                  TO BE                      TO BE REGISTERED         PRICE                   OFFERING              REGISTRATION
               REGISTERED                                           PER SHARE ($)             PRICE ($)                 FEE ($)
               ----------                    ----------------      -------------             ---------                 -------
Vivid Technologies, Inc. 1996 Equity                    83,967         39.8230 (3)           3,343,817.84                882.77
Incentive Plan (1)(2)                                   29,663         51.8125 (4)           1,536,914.19                405.75

Vivid Technologies, Inc. 1996                            7,256         57.3671 (3)             416,255.68                109.89
Nonemployee Director Stock Option Plan                  12,904         51.8125 (4)              68,588.50                176.51
(1)(2)

Vivid Technologies, Inc. 1999 Equity                    18,942         19.4892 (3)             369,164.53                 97.46
Incentive Plan (1)(2)                                   29,356         51.8125 (4)           1,521,007.75                401.55

         Total for all plans:                          220,412            --                 8,725,580.55              2,303.55


(1) The Registrant is registering shares of its common stock, $1.00 par value per share, which are issuable in accordance with the terms of this plan.

(2) Pursuant to Agreement and Plan of Merger, dated as of October 4, 1999, among PerkinElmer, Inc., Venice Acquisition Corp. and Vivid Technologies, Inc., the Registrant has assumed the Vivid Technologies, Inc. 1989 Combination Stock Option Plan, as amended, Vivid Technologies, Inc. 1996 Equity Incentive Plan, Vivid Technologies, Inc. 1996 Nonemployee Director Stock Option Plan and Vivid Technologies, Inc. 1999 Equity Incentive Plan under which certain options are outstanding and certain additional options may be granted to purchase common stock, $1.00 par value per share, of PerkinElmer, Inc.

(3) These shares under this plan are issuable upon the exercise of currently outstanding options with fixed exercise prices. Pursuant to Rule 457(h)(1) under the Securities Act of 1933, the aggregate offering price and the fee have been computed based on the weighted average per share exercise price at which the outstanding options under this plan may be exercised.

(4) Price estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, and based on the average of the high and the low prices of the Registrant's common stock on February 3, 2000, as listed on the New York Stock Exchange.

                                EXPLANATORY NOTE

         This registration statement has been prepared in accordance with the requirements of Form S-8 and relates to the Registrant's common stock being offered pursuant to the (1) Vivid Technologies, Inc. 1989 Combination Stock Option Plan, (2) Vivid Technologies, Inc. 1996 Equity Incentive Plan, (3) Vivid Technologies, Inc. 1996 Nonemployee Director Stock Option Plan, and (4) Vivid Technologies, Inc. 1999 Equity Incentive Plan.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"), the information required by Part I is included in documents which will be sent or given to participants in the (1) Vivid Technologies, Inc. 1989 Combination Stock Option Plan, (2) Vivid Technologies, Inc. 1996 Equity Incentive Plan, (3) Vivid Technologies, Inc. 1996 Nonemployee Director Incentive Plan, and (4) Vivid Technologies, Inc. 1999 Equity Incentive Plan.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

                  The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

                  (1) The Registrant's latest annual report filed pursuant to
         Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

                  (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

                  (3) The description of the common stock of the Registrant, $1.00 par value per share (the "Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

         ITEM 4.  DESCRIPTION OF SECURITIES

                  Not Applicable

         ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  The legality of the Common Stock being offered hereby will be passed upon for the Company by Hale and Dorr LLP, Boston, Massachusetts.


         ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Section 67, Chapter 156B of the General Laws of the Commonwealth of Massachusetts, as amended (the "Massachusetts Business Corporation Law"), and

Article V, Section 9 of the Registrant's Bylaws, to which reference is hereby made, contain provisions authorizing indemnification by the Registrant of directors, officers, employees or agents against certain liabilities and expenses, which they may incur as directors, officers, employees or agents of the Registrant or of certain other entities. Section 67, Chapter 156B of the Massachusetts Business Corporation Law provides that the indemnification of directors, officers, employees and agents of a corporation and persons who serve at the corporation's request as directors, officers, employees and other agents of another organization may be provided to whatever extent as shall be specified by (i) the articles of organization of the corporation or (ii) a bylaw adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Unless otherwise provided in the articles of organization or the bylaws, the indemnification of any persons described above who are not directors of the corporation may be provided by the corporation to the extent authorized by the directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding prior to the final disposition of such action or proceeding, upon receipt of an undertaking by the indemnified person to repay such payment if he shall be adjudicated to be not entitled to indemnification under Section 67, Chapter 156B of the Massachusetts Business Corporation Law. Any indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization. Indemnification may not be provided for any person with respect to any matter as to which that person shall have been adjudicated in any proceeding to not have acted in good faith in the reasonable belief that his action was in the best interest of the corporation.

         Section 65, Chapter 156B of the Massachusetts Business Corporation Law provides a limitation on the imposition of liability under other sections of the Massachusetts Business Corporation Law. Under this Section, a director, officer or incorporator of a corporation is to perform his duties in good faith and in a manner he reasonably believes to be in the best interests of the corporation and with such care as an ordinarily prudent person in a like position would use under similar circumstances. Such director, officer or incorporator is entitled to rely on information, opinions, reports or records, including financial statements, books of accounts and other financial records, which are prepared by or presented by or under the supervision of (i) one or more officers or employees of the corporation whom the director, officer or incorporator reasonably believes to be reliable and competent in the matters presented, or
(ii) counsel, public accountants or other persons as to matters that the director, officer or incorporator reasonably believes to be within such a person's professional expert competence, or (iii) in the case of a director, a duly constituted committee of the Board of Directors upon which he does not serve, as to matters within its delegated authority, which committee the director reasonably believes to merit confidence. If a director, officer or incorporator performs his duties in the manner that is set forth above, that fact shall be an absolute defense to any claim asserted against him except as expressly provided by statute.

         Section 13, Chapter 156B of the Massachusetts Business Corporation Law provides that the articles of organization of a corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Sections 61 or 62, Chapter 156B of the Massachusetts Business Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Article Six of the Restated Articles of Organization of the Registrant contains a provision consistent with Section 13, Chapter 156B of the Massachusetts Business Corporation Law and provides that to the fullest extent permitted by the Massachusetts Business Corporation Law, a director of the Registrant shall not be personally liable to the Registrant or its stockholder for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability.

         Section 9 of Article V of the Bylaws of the Registrant contains provisions relating to the indemnification of directors and officers of the Registrant, which are consistent with Section 67, Chapter 156B of the Massachusetts Business Corporation Law. This Section provides that no indemnification will be provided to any person who was or is a director or officer with respect to any matter as to which such person shall have been finally adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation; nor shall indemnification be provided where the corporation is required or has undertaken to submit to a court the question of whether or not indemnification by it is against public policy and it has been finally determined that such indemnification is against public policy; provided, however, that, prior to such final adjudication, the corporation may compromise and settle any such claims and liabilities and pay such expenses, if such settlement or payment, or both, appears, in the judgment of a majority of those members of the Board of Directors who are not directly involved in such matters, to be for the best interest of the corporation as evidenced by a resolution to that effect adopted after receipt by the corporation of a written opinion of counsel for the corporation that, based upon the facts available to such counsel such person has not acted in a manner that would prohibit indemnification.

         Section 67, Chapter 156B of the Massachusetts Business Corporation Law also contains provisions authorizing a corporation to obtain insurance on behalf of any director, officer, employee or agent of the corporation against liabilities, whether or not the corporation would have the power to indemnify against such liabilities. The Registrant maintains directors' and officers' liability and company reimbursement liability insurance. Subject to certain deductibles, such insurance will pay up to $50,000,000 per year on claims or errors and omissions against the Registrant's directors and officers and will reimburse the Registrant for amounts paid to indemnify directors and officers against the costs of such claims pursuant to the Registrant's Bylaws.

         ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.


         ITEM 8.  EXHIBITS

                  The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.


         ITEM 9.  UNDERTAKINGS

                  1.       The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                    (i) To include any prospectus required by
                  Section 10(a)(3) of the Securities Act;

                                    (ii) To reflect in the prospectus any facts
                  or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                                    (iii) To include any material information
                  with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;


         provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the

         Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wellesley, Massachusetts on February 11, 2000.

                                 PerkinElmer, Inc.


                                 By:  /s/ Gregory L. Summe
                                    --------------------------------------------
                                       Gregory L. Summe
                                       President, Chief Executive Officer and
                                       Chairman of the Board


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of PerkinElmer, Inc. hereby severally constitute Gregory L. Summe, Robert F. Friel, Terrance L. Carlson and David E. Redlick, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable PerkinElmer, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to this registration statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act, this Registration statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                                           Title                                   Date
      ---------                                           -----                                   ----
/s/ Gregory L. Summe                            President, Chief Executive                        February 11, 2000
---------------------------------               Officer and Chairman of the Board
Gregory L. Summe                                of Directors (Principal Executive
                                                Officer)


/s/ Robert F. Friel                             Senior Vice President and Chief                   February 11, 2000
---------------------------------               Financial Officer (Principal
Robert F. Friel                                 Financial Officer)


/s/ Gregory D. Perry                            Corporate Controller (Principal                   February 11, 2000
---------------------------------               Accounting Officer)
Gregory D. Perry



/s/ Tamara J. Erickson                          Director                                          February 11, 2000
---------------------------------
Tamara J. Erickson


/s/ Kent F. Hansen                              Director                                          February 11, 2000
----------------------------------
Kent F. Hansen


/s/ John F. Keane                               Director                                          February 11, 2000
------------------------------------
John F. Keane


/s/ Nicholas A. Lopardo                         Director                                          February 11, 2000
---------------------------------
Nicholas A. Lopardo


                                                Director                                          February 11, 2000
-----------------------------------
Greta E. Marshall


/s/ Michael C. Ruettgers                        Director                                          February 11, 2000
---------------------------------
Michael C. Ruettgers


/s/ Gabriel Schmergel                           Director                                          February 11, 2000
---------------------------------
Gabriel Schmergel


                                                Director                                          February  11, 2000
------------------------------
John Larkin Thompson


                                                Director                                          February 11, 2000
-----------------------------------
G. Robert Tod

                                  EXHIBIT INDEX

 Exhibit
 Number                             Description
 ------                             -----------
   4.1            Restated Articles of Organization of the Registrant filed with the Securities and Exchange
                  Commission on March 30, 1999 as Exhibit 3.1 to the Registrant's Annual Report on Form 10-K and
                  incorporated herein by reference.

   4.2            Articles of Amendment to Restated Articles of Organization of the Registrant filed with the
                  Securities and Exchange Commission on November 5, 1999 as Exhibit 3 to the Registrant's Current
                  Report on Form 8-K and incorporated herein by reference.

   4.3            Bylaws of the Registrant filed with the Securities and Exchange Commission on March 24,
                  1998 as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K and incorporated herein by reference.

   4.4            The Rights Agreement dated as of January 25, 1995 between the Registrant and the First
                  National Bank of Boston filed with the Securities and Exchange Commission on January 27,
                  1995 as Exhibit 4.1 to the Registrant's Current Report on Form 8-K and incorporated herein by reference.

   4.5            Specimen Certificate of Common Stock, $1.00 par value per share, of the Registrant filed with the Securities and Exchange Commission on November 5, 1999 as Exhibit 4 to the Registrant's
                  Current Report on Form 8-K and incorporated herein by reference.

  #5.1            Opinion of Hale and Dorr LLP.

 #10.1            Vivid Technologies, Inc. 1989 Combination Stock Option Plan, as amended.

 #10.2            Vivid Technologies, Inc. 1996 Equity Incentive Plan.

 #10.3            Vivid Technologies, Inc. 1996 Nonemployee Director Stock Option Plan.

 #10.4            Vivid Technologies, Inc. 1999 Equity Incentive Plan.

 #23.1            Consent of Hale and Dorr LLP (included in Exhibit 5.1).

 #23.2            Consent of Arthur Andersen LLP, Boston, MA.

 #23.3            Consent of Arthur Andersen LLP, San Jose, CA.

 #23.4            Consent of PricewaterhouseCoopers LLP, Dallas, TX.

 #23.5            Consent of PricewaterhouseCoopers LLP, Stamford, CT.

 #24.1            Power of Attorney (included on pages II-8 and II-9 of this Registration statement).

---------------
# Filed herewith